Exhibit (a)(4)

AMENDED AND RESTATED DECLARATION OF TRUST

OF

PROSHARES TRUST

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ARTICLE 10 MISCELLANEOUS PROVISIONS		27

Section 10.1.	Signatures	27

Section 10.2.	Certified Copies	27

Section 10.3.	Certain Internal References	27

Section 10.4.	Headings	27

Section 10.5.	Resolution of Ambiguities	28

Section 10.6.	Amendments	28

Section 10.7.	Governing Law	28

Section 10.8.	Severability	28

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AMENDED AND RESTATED DECLARATION OF TRUST

OF

PROSHARES TRUST

WHEREAS, THIS AMENDED AND RESTATED DECLARATION OF TRUST is made as of the date set forth below by the Trustees named hereunder and the holders of shares of beneficial interest issued hereunder and to be issued hereunder as hereinafter provided for the purpose of continuing a Delaware statutory trust in accordance with the provisions hereinafter set forth;

WHEREAS, the Trustees have heretofore created the Trust (as defined herein) as a statutory trust pursuant to the Delaware Act (as defined herein), by causing to be filed a Certificate of Trust with the office of the Secretary of State of the State of Delaware, as amended from time to time, entering into a Declaration of Trust of the Trust, (the “Original Declaration of Trust”), as amended from time to time (the “Amended Declaration of Trust”); and

WHEREAS, the Trustees desire to continue the Trust as a statutory trust under the Delaware Act and hereby amend and restate the Amended Declaration of Trust in its entirety;

NOW, THEREFORE, the Trustees hereby declare that they will hold in trust all cash, securities, and other assets which the Trust now possess or may hereafter acquire from time to time acquire in any manner and manage and dispose of the same upon the following terms and conditions for the benefit of the holders of Shares of this Trust.

ARTICLE 1

Name and Definitions

Section 1.1. Name. This Trust shall be known as “ProShares Trust” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine.

Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided below:

(a) “1940 Act” refers to the Investment Company Act of 1940 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time;

(b) “Bylaws” shall mean the Bylaws of the Trust as amended from time to time which Bylaws are expressly herein incorporated by reference as part of the “governing instrument” within the meaning of the Delaware Act;

(c) “Class” shall mean any class of Shares in a Series of the Trust established in accordance with the provisions of Article 4 hereof;

(d) “Code” refers to the Internal Revenue Code of 1986 (and any successor statute) and the rules and regulations thereunder, all as amended from time to time;

(e) “Commission” shall have the meaning given such term in the 1940 Act;

(f) “Declaration of Trust” or “Declaration” shall mean this Declaration of Trust as amended or restated from time to time;

(g) “Delaware Act” refers to the Delaware Statutory Trust Act, 12 Del. Code, Section 3801 et seq., as amended from time to time;

(h) “Interested Person” shall have the meaning given such term in the 1940 Act;

(i) “Person” means and includes individuals, corporations, partnerships, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

(j) “Principal Underwriter” shall have the meaning given such term in the 1940 Act;

(k) “Series” shall mean each Series of Shares established and designated under or in accordance with the provisions of Article 4 hereof; and where the context requires or where appropriate, shall be deemed to include “Class” or “Classes”;

(l) “Shareholder” shall mean a record owner of outstanding Shares;

(m) “Shares” shall mean the shares of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and shall include fractions of Shares as well as whole Shares;

(n) “Trust” shall mean the Delaware statutory trust continued by this Declaration of Trust, as amended from time to time;

(o) “Trustee” or “Trustees” shall mean each signatory to this Declaration of Trust so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or Trustees shall refer to such person or persons only in their capacity as trustees hereunder; and

(p) “Trust Property” shall mean any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Trust.

ARTICLE 2

Nature and Purpose of Trust

Section 2.1. Nature of Trust. The Trust is a statutory trust of the type referred to in the Delaware Act, and without limiting the provisions hereof, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts or actions that may be engaged in by statutory trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general or a limited partnership, joint venture, bailment, corporation, joint stock company, or any form of legal relationship other than a statutory trust pursuant to the Delaware Act. The Trustees or Shareholders or any of them for any purpose shall not be deemed to be, or be treated in any way whatsoever as though they were, liable or responsible hereunder as partners or joint venturers, nor shall anything in this Declaration of Trust be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

Section 2.2. Purpose of Trust. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series, to do any and all acts or things as are necessary, convenient, appropriate, incidental or customary in connection therewith and to carry on such other business as the Trustees may from time to time determine. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

Section 2.3. Interpretation of Declaration of Trust.

Section 2.3.1. Governing Instrument. This Declaration of Trust shall be the governing instrument of the Trust and shall be governed by and construed according to the laws of the State of Delaware.

Section 2.3.2. No Waiver of Compliance with Applicable Law. No provision of this Declaration shall be effective to require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the 1940 Act, or of any valid rule, regulation or order of the Commission thereunder.

Section 2.3.3. Power of the Trustees Generally. Except as otherwise set forth herein, the Trustees may exercise all powers of trustees under the Delaware Act on behalf of the Trust.

ARTICLE 3

Registered Agent; Principal Place of Business

Section 3.1. Registered Agent. The name of the registered agent of the Trust is The Corporation Trust Company and the registered agent’s business address in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

Section 3.2. Principal Place of Business. The principal place of business of the Trust is 7501 Wisconsin Avenue, Suite 1000, Bethesda, Maryland 20814.

ARTICLE 4

Beneficial Interest

Section 4.1. Shares of Beneficial Interest. The beneficial interests in the Trust shall be divided into Shares, all without par value, and the Trustees shall have the authority from time to time to divide the Shares into two (2) or more separate and distinct series of Shares (“Series”) or classes of Shares (“Classes”) as provided in Section 4.10 of this Article 4. All references to Shares in this Declaration of Trust shall be deemed to be Shares of any or all Series or Classes thereof, as the context may require. All provisions herein relating to the Trust shall apply equally to each Series of the Trust and each Class thereof, except as the context otherwise require. In addition to the powers of the Trustees specifically described in this Article 4, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class, to take such action with respect to the Shares as the Trustees may deem desirable.

Section 4.2. Number of Authorized Shares. The Trustees are authorized to issue an unlimited number of Shares (including fractional Shares). The Trustees may issue Shares for such consideration and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split), all without action or approval of the Shareholders. The Trustees may divide or combine the Shares of any Series or Class thereof into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Series or Class thereof in the assets held with respect to that Series.

Section 4.3. Ownership and Certification of Shares. The Secretary of the Trust, or the Trust’s transfer or similar agent, shall record the ownership and transfer of Shares of each Series and Class separately on the record books of the Trust. The record books of the Trust, as kept by the Trust or any transfer or similar agent, shall contain the name and address of and the number of Shares held by each Shareholder, and such record books shall be conclusive as to the identity of the Shareholders of each Series or Class and as to the number of Shares of each Series or Class held from time to time by each Shareholder. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of share certificates, transfer of Shares, and similar matters.

Section 4.4. Investments in the Trust. Investments may be accepted by the Trust from Persons, at such times, on such terms, and for such consideration, as the Trustees may from time to time authorize. The Trustees shall have the power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Series or Class thereof, to refuse to issue Shares to any Person or class of Persons.

Section 4.5. Status of Shares.

Section 4.5.1. Fully Paid and Non-assessable. All Shares when issued on the terms determined by the Trustees, including, without limitation, Shares issued in connection with a dividend or other distribution in Shares or a split or reverse split of Shares, shall be fully paid and non-assessable.

Section 4.5.2. Personal Property. Shares shall be deemed to be personal property giving only the rights provided in this Declaration of Trust.

Section 4.5.3. Party to Declaration of Trust. Every Person by virtue of having become registered as a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and to have become a party thereto.

Section 4.5.4. Death of Shareholder. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees. The representative shall be entitled to the same rights as the decedent under this Trust.

Section 4.5.5. Title to Trust; Right to Accounting. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners.

Section 4.6. Determination of Shareholders. The Trustees may from time to time close the transfer books or establish record dates and times for the purposes of determining the Shareholders entitled to be treated as such, to the extent provided or referred to in Section 7.3.

Section 4.7. Shares Held by Trust. The Trustees may hold as treasury shares, reissue for such consideration and on such terms as they may determine, or cancel, at their discretion from time to time, any Shares of any Series or Class reacquired by the Trust.

Section 4.8. Shares Held by Persons Related to Trust. Any Trustee, officer or other agent of the Trust, and any organization in which any such person is interested may acquire, own, hold and dispose of Shares of the Trust to the same extent as if such person were not a Trustee, officer or other agent of the Trust; and the Trust may issue and sell or cause to be issued and sold and may purchase Shares from any such person or any such organization subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of such Shares generally.

Section 4.9. Preemptive and Appraisal Rights. Shareholders shall not, as Shareholders, have any right to acquire, purchase or subscribe for any Shares or other securities of the Trust which it may hereafter issue or sell, other than such right, if any, as the Trustees in their discretion may determine. Shareholders shall have no appraisal rights with respect to their Shares. No action may be brought by a Shareholder on behalf of the Trust unless Shareholders owning no less than a majority of the then outstanding Shares, or Series or Class thereof, join in the bringing of such action. A Shareholder of Shares in a particular Series or Class of the Trust shall not be entitled to participate in a derivative or class action lawsuit on behalf of any other Series or Class, as appropriate, or on behalf of the Shareholders in any such other Series or Class of the Trust.

Section 4.10. Series and Classes of Shares.

Section 4.10.1. Classification of Shares. The Trustees may classify or reclassify any unissued Shares or any Shares previously issued and reacquired of any Series or Class into one or more Series or Classes that may be established and designated from time to time.

Section 4.10.2. Establishment, Designation, Abolition or Termination. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate separate and distinct Series and Classes of Shares, and to abolish or terminate Series and Classes of Shares. The establishment and designation of any Series or Class shall be effective upon the adoption by a majority of the Trustees then in office of a resolution setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class, whether directly in such resolution or by reference to another document including, without limitation, any registration statement of the Trust, or as otherwise provided in such resolution. The abolition or termination of any Series or Class of Shares of the Trust shall be effective upon the adoption by a majority of the Trustees then in office of a resolution that abolishes or terminates such Series or Class. Each resolution described in this Section 4.10.2 shall be incorporated herein by reference upon adoption.

Section 4.10.3. Separate and Distinct Nature. Each Series and Class, including without limitation Series and Classes specifically established and designated in Section 4.10.2, shall be separate and distinct from any other Series and Class and shall maintain separate and distinct records on the books of the Trust, and the assets belonging to any such Series or Class shall be held and accounted for separately from the assets of the Trust or any other Series or Class.

Section 4.10.4. Conversion and Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series or Class shall have the right to convert said Shares into or exchange said Shares for Shares of one or more other Series or Class in accordance with such requirements and procedures as may be established by the Trustees.

Section 4.10.5. Rights and Preferences. The Trustees shall have exclusive power without the requirement of Shareholder approval to fix and determine the relative rights, preferences, voting powers, duties and privileges and business purpose of each Series or Class as the Trustees may from time to time determine, which rights, preferences, voting powers, duties and privileges may be senior or subordinate to (or in the case of business purpose, different from) any existing Series or Class thereof and may be limited to specified property or obligations of the Trust or profits and losses associated with specified property or obligations of the Trust.

Section 4.10.5.1. Assets and Liabilities “Belonging” to a Series or Class. All consideration received by the Trust for the issue or sale of Shares of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held and accounted for separately from the other assets of the Trust and of every other Series or Class and may be referred to herein as “assets belonging to” that Series or Class. The assets belonging to a particular Series or Class shall belong to that Series or Class for all purposes, and to no other Series or Class, subject only to the rights of creditors of that Series or Class. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments which are not readily identifiable as belonging to any particular Series or Class (collectively “General Items”), the Trustees shall allocate to and among any one or more of the Series and/or Classes in such manner and on such basis as they, in their sole discretion, deem fair and equitable. Any General Items so allocated to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Trustees shall be conclusive and binding upon all Shareholders for all purposes. The assets belonging to each particular Series and Class shall be charged with the liabilities in respect of that Series or Class and all expenses, costs, charges and reserves attributable to that Series or Class, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees to and among any one or more of the Series and Classes established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon all Shareholders for all purposes.

Section 4.10.5.2. Treatment of Particular Items. The Trustees shall have full discretion, to the extent consistent with the 1940 Act and consistent with generally accepted accounting principles, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 4.10.5.3. Limitation on Interseries and Interclass Liabilities. Subject to the right of the Trustees in their discretion to allocate general liabilities, expenses, costs, charges or reserves as provided in Section 4.10.5.1, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series or Class shall be enforceable against the assets of such Series or Class only, and not against the assets of any other Series or Class. Notice of this limitation on liabilities between and among Series shall be set forth in the certificate of trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act, and upon the giving of such notice in the certificate of trust, the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities between and among series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) shall become applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series or Class may look only to the assets of that Series or Class to satisfy or enforce any debt, with respect to that Series or Class. No Shareholder or former Shareholder of any Series or Class shall have a claim on or any right to any assets allocated or belonging to any other Series or Class.

Section 4.10.5.4. Dividends. Dividends and capital gains distributions on Shares of a particular Series may be paid with such frequency, in such form, and in such amount as the Trustees may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine. All dividends and distributions on Shares of a particular Series or Class shall be distributed pro rata to the holders of Shares of that Series or Class in proportion to the number of Shares of that Series or Class held by such holders at the date and time of record established for the payment of such dividends or distributions. Such dividends and distributions may be paid in cash, property or additional Shares of that Series or Class, or a combination thereof, as determined by the Trustees or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the form in which dividends or distributions are to be paid to that Shareholder. Any such dividend or distribution paid in Shares shall be paid at the net asset value thereof as determined in accordance with Section 4.10.5.8.

Section 4.10.5.5. Redemption by Shareholder. Each Shareholder of a particular Series or Class shall have the right on any business day to require the Trust to redeem all or any part of his Shares of that Series or Class, upon and subject to the terms and conditions provided in this Section 4.10.5.5, in accordance with and pursuant to procedures or methods prescribed or approved by the Trustees and, in the case of any Series or Class now or hereafter authorized, if so determined by the Trustees, shall be redeemable only in aggregations of such number of Shares and at such times as may be determined by, or determined pursuant to procedures or methods prescribed by or approved by, the Trustees from time to time with respect to such Series or Class. The number of Shares comprising an aggregation for purposes of redemption or repurchase so determined from time to time with respect to any Series or Class shall be referred to herein as a “Creation Unit” and collectively, as “Creation Units”. The Trustees shall have the unrestricted power to determine from time to time the number of Shares constituting a Creation Unit by resolutions adopted at any regular or special meeting of the Trustees. Each holder of a Creation Unit aggregation of a Series or Class, upon request to the Trust accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Trust to redeem all or any number of such holder’s Shares standing in the name of such holder on the books of the Trust, but in the case of Shares of any Series or Class as to which the Trustees have determined that such Shares shall be redeemable in Creation Unit aggregations, only in such Creation Unit aggregations of shares of such Series or Class as the Trustees may determine from time to time in accordance with this Section 4.10.5.5. The Trust shall, upon application of any Shareholder or pursuant to authorization from any Shareholder, redeem or repurchase from such Shareholder outstanding Shares for an amount per share determined by the Trustees in accordance with any applicable laws and regulations; provided that (i) such amount per share shall not exceed the cash equivalent of the proportionate interest of each Share or of any Class or Series of Shares in the assets of the Trust at the time of the redemption or repurchase and (ii) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Trustees may establish, as and to the extent permitted under the 1940 Act and the rules and regulations promulgated thereunder, and may, at any time and from time to time, pursuant to such Act and such rules and regulations, suspend such right of redemption. The procedures for effecting and suspending redemption shall be as set forth in each Series’ prospectus from time to time. Payment may be in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Trustees from time to time, less any applicable sales charges and/or fees.

Section 4.10.5.6. Redemption by Trust. The Trustees may cause the Trust to redeem the Shares of any Series or Class held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Section 4.10.5.5 upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this Section 4.10.5.6, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed.

Section 4.10.5.7. Code Compliance. If the Trustees shall, at any time and in good faith, determine that direct or indirect ownership of Shares of any Series or Class thereof has or may become concentrated in any Person to an extent that would disqualify any Series as a regulated investment company under the Code, then the Trustees shall have the power (but not the obligation) by such means as they deem equitable (i) to call for the redemption by any such Person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification, (ii) to refuse to transfer or issue Shares of any Series or Class thereof to such Person whose acquisition of the Shares in question would result in such disqualification, or (iii) to take such other actions as they deem necessary and appropriate to avoid such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article 4. Any Shareholder shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares as the Trustees deem necessary to comply with the provisions of the Code, or to comply with the requirements of any other taxing authority.

Section 4.10.5.8. Net Asset Value. The net asset value per Share of any Series or Class shall be determined in accordance with the methods and procedures established by the Trustees from time to time and, to the extent required by applicable law, as disclosed in the then current prospectus or statement of additional information for the Series or Class.

Section 4.10.5.9. Maintenance of Stable Net Asset Value. The Trustees may determine to maintain the net asset value per Share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declarations of income attributable to that Series, or any Class thereof, as dividends payable in additional Shares of that Series or Class at the designated constant dollar amount and for the handling of any losses attributable to that Series or Class. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the capital of the Trust attributable to that Series or Class his or her pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of that Series or Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have agreed, by his investment in any Series with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss. The Trustees may delegate any of their powers and duties under this Section 4.10.5.9 with respect to appraisal of assets and liabilities in the determination of net asset value or with respect to a suspension of the determination of net asset value to an officer or officers or agent or agents of the Trust designated from time to time by the Trustees.

Section 4.10.5.10. Transfer of Shares. Except as otherwise provided by the Trustees or the appropriate officers of the Trust, Shares shall be transferable on the records of the Trust only by the record holder thereof or by his duly authorized agent upon delivery to the Trustees or the Trust’s transfer agent of a duly executed instrument of transfer, together with a Share certificate, if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Trustees. Upon such delivery the transfer shall be recorded on the register of the Trust. Until a transfer is so recorded, the holder of record of Shares shall be deemed to be the holder of such Shares for all purposes hereunder and neither the Trustees nor the Trust, nor any transfer agent or registrar or any officer, employee, or agent of the Trust, shall be affected by any notice of a proposed transfer.

Section 4.10.5.11. Equality of Shares. All Shares of each particular Series shall represent an equal proportionate interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to Classes of Shares within such Series), and each Share of any particular Series shall be equal in this respect to each other Share of that Series. With respect to any Class of a Series, each such Class shall represent interests in the assets held with respect to that Series and shall have individual voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and a Class may have exclusive voting rights with respect to matters affecting only that Class.

Section 4.10.5.12. Fractional Shares. Any fractional Share of any Series or Class thereof shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and termination of the Trust.

ARTICLE 5

Trustees

Section 5.1. Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, including those specifically set forth in Sections 5.10 and 5.11 herein. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.

Section 5.2. Qualification. Each Trustee shall be a natural person. A Trustee need not be a Shareholder, a citizen of the United States, or a resident of the State of Delaware.

Section 5.3. Number. By the vote or consent of a majority of the Trustees then in office, the Trustees may fix the number of Trustees at a number not less than one (1) nor more than twenty-five (25). No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 5.7.

Section 5.4. Term and Election. Each Trustee shall hold office until the next meeting of Shareholders called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until his or her successor is elected and qualified, and any Trustee who is appointed by the Trustees in the interim to fill a vacancy as provided hereunder shall have the same remaining term as that of his or her predecessor, if any, or such term as the Trustees may determine, provided that any Trustee’s term shall end in the event that he or she dies, resigns, has reached any mandatory retirement age as set by the Trustees, is declared bankrupt or incompetent by a court of appropriate jurisdiction or is removed. In the event that less than a majority of the Trustees holding office have been elected by the Shareholders, the Trustees then in office shall take such actions as may be necessary under applicable law for the election of Trustees.

Section 5.5. Composition of the Board of Trustees. No election or appointment of any Trustee shall take effect if such election or appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act.

Section 5.6. Resignation and Retirement. Any Trustee may resign or retire as a Trustee (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Chairman, if any, the President, or the Secretary of the Trust. Such resignation or retirement shall be effective upon such delivery, or at a later date according to the terms of the instrument. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning shall have any right to any compensation for any period following his or her resignation.

Section 5.7. Removal. Any Trustee may be removed with or without cause at any time: (1) by written instrument signed by two-thirds (2/3) of the number of Trustees in office prior to such removal, specifying the date upon which such removal shall become effective, or (2) by the affirmative vote of Shareholders holding not less than two-thirds (2/3) of Shares outstanding, cast in person or by proxy at any meeting called for that purpose. Except to the extent expressly provided in a written agreement with the Trust, no Trustee removed shall have any right to any compensation for any period following his or her removal, or any right to damages on account of such removal.

Section 5.8. Vacancies. The death, declination to serve, resignation, retirement, removal or incapacity of one or more Trustees, or all of them, shall not operate to annul the Trust or revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy shall occur, until such vacancy is filled as provided in this Section 5.8, the Trustees in office, regardless of their number shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Trust or by a majority of the Trustees. Any vacancy or anticipated vacancy resulting for any reason, including without limitation the death, declination to serve, resignation, retirement, removal, or incapacity of any of the Trustees, or resulting from an increase in the number of Trustees may (but need not unless required by the 1940 Act) be filled by a majority of the Trustees then in office, subject to the provisions of Section 16 of the 1940 Act, through the appointment in writing of such other person as such remaining Trustees in their discretion shall determine. The appointment shall be effective upon the acceptance of the person named therein to serve as a trustee, except that any such appointment in anticipation of a vacancy occurring by reason of the resignation, retirement, or increase in number of Trustees to be effective at a later date shall become effective only at or after the effective date of such resignation, retirement, or increase in number of Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the then Trustees within a short period of time and without the opportunity for at least one Trustee to be able to appoint additional Trustees to replace those no longer serving, the Trust’s adviser(s) are empowered to appoint new Trustees subject to the provisions of the 1940 Act.

Section 5.9. Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Legal title to all the Trust property shall be vested in the Trust as a separate legal entity under the Delaware Act, except that the Trustees shall have the power to cause legal title to any Trust property to be held by or in the name of one or more of the Trustees or in the name of any other Person on behalf of the Trust on such terms as the Trustees may determine. In the event that title to any part of the Trust property is vested in one or more Trustees, the right, title and interest of the Trustees in the Trust property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the resignation, removal or death of a Trustee he or she shall automatically cease to have any right, title or interest in any of the Trust property, and the right, title and interest of such Trustee in the Trust property shall vest automatically in the remaining Trustees. To the extent permitted by law, such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or any right of partition or possession thereof.

Section 5.10. Powers. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility and the purpose of the Trust including the power to engage in transactions of all kinds on behalf of the Trust as described in this Declaration of Trust. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Trust. Without limiting the foregoing the Trustees’ powers shall include, but not be limited to, those enumerated in this Section 5.10. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified herein or in the Bylaws or required by law, any action by the Trustees shall be deemed effective if approved or taken by a majority of the Trustees present at a meeting of Trustees at which a quorum of Trustees is present, within or without the State of Delaware.

Section 5.10.1. Bylaws. The Trustees may adopt Bylaws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such Bylaws do not reserve that right to the Shareholders.

Section 5.10.2. Officers, Agents, and Employees. The Trustees may, as they consider appropriate, elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee, and may provide for the compensation of all of the foregoing.

Section 5.10.3. Committees. The Trustees may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including without implied limitation an executive committee, which may, when the Trustees are not in session (but subject to the 1940 Act), exercise some or all of the power and authority of the Trustees as the Trustees may determine.

Section 5.10.4. Advisers, Administrators, Depositories, and Custodians. The Trustees may, in accordance with Article 6, employ one or more advisers, administrators, depositories, custodians, and other persons and may authorize any depository or custodian to employ sub custodians or agents and to deposit all or any part of such assets in a system or systems for the central handling of securities and debt instruments or with a Federal Reserve Bank, retain transfer, dividend, accounting or Shareholder servicing agents or any of the foregoing, provide for the issuance and distribution of Shares by the Trust through one or more distributors, principal underwriters or otherwise, and set record dates or times for the determination of Shareholders.

Section 5.10.5. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Trust and they may fix the amount of such compensation. The Trustees may compensate or provide for the compensation of the Trustees, officers, advisers, administrators, custodians, other agents, consultants and employees of the Trust or the Trustees on such terms as they deem appropriate.

Section 5.10.6. Delegation of Authority. In general, the Trustees may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, adviser, administrator, distributor, depository, custodian, transfer and dividend disbursing agent, or any other agent or consultant of the Trust such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation, the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees.

Section 5.10.7. Suspension of Sales. The Trustees shall have the authority to suspend or terminate the sales of Shares of any Series or Class at any time or for such periods as the Trustees may from time to time decide.

Section 5.10.8. Redemptions. The Trustees shall have the authority to redeem, repurchase and transfer Shares pursuant to applicable law and as specified herein.

Section 5.10.9. Dividends. The Trustees shall have the authority to declare and pay dividends and distributions to Shareholders of each Series from the assets of such Series and as specified herein.

Section 5.11. Certain Additional Powers. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act, other applicable law, and the fundamental policies and limitations of the applicable Series or Class, the Trustees shall have power and authority for and on behalf of the Trust and each separate Series and Class as enumerated in this Section 5.11.

Section 5.11.1. Investments. The Trustees shall have the power to invest and reinvest cash and other property, to hold cash or other property uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, debentures, stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial papers, repurchase agreements, bankers’ acceptances, other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including without limitation, states, territories, and possessions of the United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the United States Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in “when issued” contracts for any such securities, and in other assets, to change the investments of the assets of the Trust; and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

Section 5.11.2. Disposition of Assets. The Trustees shall have the power to sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options (including options on future contracts) with respect to or otherwise deal in any property rights relating to any or all of the assets of the Trust or any Series.

Section 5.11.3. Ownership. The Trustees shall have the power to vote, give assent, or exercise any rights of ownership with respect to securities or other property; and to execute and deliver proxies or powers of attorney to such Person or Persons as the Trustees shall deem proper, granting to such Person or Persons such power and discretion with relation to securities or other property as the Trustees shall deem proper.

Section 5.11.4. Subscription. The Trustees shall have the power to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

Section 5.11.5. Payment of Expenses. The Trustees shall have the power to pay or cause to be paid out of the principal or income of the Trust, or partly out of the principal and partly out of the income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust or any Series or Class, or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the Trust’s officers, employees, investment advisers, administrator, distributor, principal underwriter, auditor, counsel, depository, custodian, transfer agent, dividend disbursing agent, accounting agent, shareholder servicing agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, which expenses, fees, charges, taxes and liabilities shall be allocated in accordance with Section 4.10.5.1. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Series, to pay directly, in advance or arrears, for charges of the Trust’s custodian or transfer agent, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of Shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

Section 5.11.6. Form of Holding. The Trustees shall have the power to hold any securities or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of any Series or Class or in the name of a custodian, sub custodian or other depository or a nominee or nominees or otherwise.

Section 5.11.7. Reorganization, Consolidation, or Merger. The Trustees shall have the power to consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any security of which is or was held in the Trust, and to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any security held in the Trust.

Section 5.11.8. Committees, Depositaries. The Trustees shall have the power to join with other security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

Section 5.11.9. Compromise. The Trustees shall have the power to arbitrate or otherwise adjust claims in favor of or against the Trust or any Series or Class on any matter in controversy, including but not limited to claims for taxes.

Section 5.11.10. Partnerships. The Trustees shall have the power to enter into joint ventures, general or limited partnerships and any other combinations or associations.

Section 5.11.11. Borrowing. The Trustees shall have the power to borrow funds or other property in the name of the Trust exclusively for Trust purposes and in connection therewith to issue notes or other evidences of indebtedness; and to mortgage and pledge the assets of the Trust or any Series or any part thereof to secure obligations arising in connection with such borrowing, consistent with the provisions of the 1940 Act.

Section 5.11.12. Guarantees. The Trustees shall have the power to endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property (or Series property) or any part thereof to secure any of or all such obligations.

Section 5.11.13. Insurance. The Trustees shall have the power to purchase and pay for entirely out of Trust property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, investment advisers, managers, administrators, distributors, principal underwriters, or independent contractors, or any thereof (or any person connected therewith), of the Trust individually against all claims and liabilities (including expenses reasonably incurred or paid or expected to be paid in connection therewith) of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against such liability.

Section 5.11.14. Pensions. The Trustees shall have the power to pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

Section 5.11.15. Business. The Trustees shall have the power to operate and carry out the business of an investment company, and exercise all the powers necessary or appropriate to the conduct of such operations.

Section 5.11.16. Contracts. The Trustees shall have the power to enter into contracts of any kind and description.

Section 5.11.17. Auditors, Counsel. The Trustees shall have the power to employ auditors, counsel or other agents of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws.

Section 5.11.18. Interpretation. The Trustees shall have the power to interpret this Declaration of Trust and the investment policies, practices, or limitations of any Series or Class.

Section 5.11.19. Series, Classes. The Trustees shall have the power to establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interest in such Series, and to establish separate Class, all in accordance with the provisions of Article 4.

Section 5.11.20. Allocations. The Trustees shall have the power, to the full extent permitted by the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article 4.

Section 5.11.21. Single Investment Company. The Trustees shall have the power to invest all of the assets of the Trust, or any Series or any Class thereof in a single investment company.

Section 5.11.22. Lawful Activity. Subject to the 1940 Act, the Trustees shall have the power to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage.

Section 5.12. Vote of Trustees.

Section 5.12.1. Quorum. One third of the Trustees then in office being present in person or by proxy shall constitute a quorum.

Section 5.12.2. Required Vote. Except as otherwise provided by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any action to be taken by the Trustees on behalf of the Trust or any Series or Class may be taken by a majority of the Trustees present at a meeting of Trustees at which a quorum is present, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

Section 5.12.3. Consent in Lieu of a Meeting. Except as otherwise provided by the 1940 Act or other applicable law, the Trustees may, by written consent of a majority of the Trustees then in office, take any action which may have been taken at a meeting of the Trustees.

Section 5.13. Freedom of Action. The Trust shall not be limited to investing in obligations maturing before the possible termination of the Trust or one or more of its Series. The Trust shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Trust shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.

Section 5.14. Trustees and Officers as Shareholders. Any Trustee, officer or agent of the Trust may acquire, own and dispose of Shares to the same extent as if he or she were not a Trustee, officer or agent; and the Trustees may issue and sell and cause to be issued and sold Shares to, and redeem such Shares from, any such Person or any firm or company in which such Person is interested, subject only to the general limitations contained herein or in the Bylaws relating to the sale and redemption of such Shares.

ARTICLE 6

Service Providers

Section 6.1. Investment Adviser. The Trustees may enter into written contracts with one or more Persons to act as investment adviser or investment subadviser to each of the Series, and as such, to perform such functions as the Trustees may deem reasonable and proper, including, without limitation, investment advisory, management, research, valuation of assets, clerical and administrative functions, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

Section 6.2. Underwriter and Transfer Agent. The Trustees may enter into written contracts with one or more Persons to act as underwriter or distributor whereby the Trust may either agree to sell Shares to the other party or parties to the contract or appoint such other party or parties its sales agent or agents for such Shares and with such other provisions as the Trustees may deem reasonable and proper, and the Trustees may in their discretion from time to time enter into transfer agency and/or shareholder service contract(s), in each case with such terms and conditions, and providing for such compensation, as the Trustees may in their discretion deem advisable.

Section 6.3. Custodians. The Trustees may enter into written contracts with one or more Persons to act as custodian to perform such functions as the Trustees may deem reasonable and proper, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable. Any such custodians shall be banks, trust companies or companies that are members of a national securities exchange or such other entities as the Commission may permit as custodians of the Trust, subject to any conditions set forth in this Declaration of Trust or in the Bylaws.

Section 6.4. Administrator. The Trustees may enter into written contracts with one or more Persons to act as an administrator to perform such functions as the Trustees may deem reasonable and proper, under such terms and conditions, and for such compensation, as the Trustees may in their discretion deem advisable.

Section 6.5. Other Services. The Trustees may enter into written contracts with one or more Persons to provide such other services to the Trust or one or more of the Series, as the Trustees determine to be in the best interests of the Trust and the applicable Series.

Section 6.6. Parties to Contracts. Any contract of the character described in Sections 6.1, 6.2, 6.3, 6.4 and 6.5 or in Article 8 hereof may be entered into with any corporation, firm, partnership, trust or association, including, without limitation, the investment adviser, any investment subadviser, or any affiliated Person of the investment adviser or investment subadviser, although one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, or may otherwise be interested in such contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or be accountable for any profit realized directly or indirectly therefrom; provided, however, that the contract when entered into was not inconsistent with the provisions of this Article 6, Article 8, or the Bylaws. The same Person (including a firm, corporation, partnership, trust or association) may provide more than one of the services identified in this Article 6. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for such services by the Trust.

ARTICLE 7

Shareholders’ Voting Powers and Meetings

Section 7.1. Voting Powers. The Shareholders shall have power to vote only with respect to matters expressly enumerated in Section 7.1.1, 7.1.3 or with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the Bylaws, any registration of the Trust with the Commission or any state, or as the Trustees may otherwise deem necessary or desirable.

Section 7.1.1. Matters Upon Which Shareholders May Vote. The Shareholders shall have power to vote on the following matters:

(a) For the election or removal of Trustees as provided in Sections 5.4 and 5.7;

(b) With respect to a contract with a third party provider of services as to which Shareholder approval is required by the 1940 Act;

(c) With respect to a termination or reorganization of the Trust to the extent and as provided in Sections 9.1 and 9.2;

(d) With respect to an amendment of this Declaration of Trust to the extent and as may be provided by this Declaration of Trust or applicable law; and

(e) With respect to any court action, proceeding or claim brought or maintained derivatively or as a class action on behalf of the Trust, any Series or Class thereof or the Shareholders of the Trust; provided, however, that a Shareholder of a particular Series or Class shall not be entitled to vote upon a derivative or class action on behalf of any other Series or Class or Shareholder of any other Series or Class.

Section 7.1.2. Derivative Actions. A Shareholder may bring derivative action on behalf of the Trust only if the Shareholder or Shareholders first make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such action is excused. A demand on the Trustees shall only be excused if a majority of the Board of Trustees, or a majority of any committee established to consider such action, has a personal financial interest in the action at issue. A Trustee shall not be deemed to have a personal financial interest in an action or otherwise be disqualified from ruling a Shareholder demand by virtue of the fact that such Trustee receives remuneration from his service on the Board of Trustees of the Trust or on the boards of one or more investment companies with the same or an affiliated investment advisor or underwriter.

Section 7.1.3. Separate Voting by Series. On any matter submitted to a vote of the Shareholders, all Shares shall be voted separately by individual Series, except (i) when required by the 1940 Act, Shares shall be voted in the aggregate or by Class, and not by individual Series; and (ii) when the Trustees have determined that the matter affects the interests of more than one Series, then the Shareholders of all such Series shall be entitled to vote thereon.

Section 7.1.4. Number of Votes. On any matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to one vote for each dollar, and a fractional vote for each fraction of a dollar, of net asset value standing in such Shareholder’s name on the books of each Series or Class in which such Shareholder owns Shares which are entitled to vote on the matter.

Section 7.1.5. Cumulative Voting. There shall be no cumulative voting in the election of Trustees.

Section 7.1.6. Voting of Shares; Proxies. Votes may be cast in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving the invalidity of a proxy shall rest on the challenger.

Section 7.1.7. Actions Prior to the Issuance of Shares. Until Shares of a Series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the Bylaws to be taken by Shareholders.

Section 7.2. Meetings of Shareholders.

Section 7.2.1. Annual or Regular Meetings. No annual or regular meetings of Shareholders are required to be held.

Section 7.2.2. Special Meetings. Special meetings of Shareholders may be called by the President of the Trust or the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or upon any other matter upon which Shareholder approval is deemed by the Trustees to be necessary or desirable.

Section 7.2.3. Notice of Meetings. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing or transmitting such notice at least ten (10) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder’s address as it appears on the records of the Trust.

Section 7.3. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than one hundred twenty (120) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or to be treated as Shareholders of record for purposes of such other action. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action, even though such Shareholder has since that date and time disposed of its Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or to be treated as a Shareholder of record for purposes of such other action. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes.

Section 7.4. Quorum and Required Vote. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, one-tenth (1/10) of the Shares entitled to vote in person or by proxy shall be a quorum as to any particular matter; provided, however, that any lesser number shall be sufficient for matters upon which the Shareholders vote at any meeting called in accordance with Section 7.5. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any matter upon which the Shareholders vote shall be approved by a majority of the votes cast on such matter at a meeting of the Shareholders at which a quorum is present, except that Trustees shall be elected by a plurality of the votes cast at such a meeting.

Section 7.5. Adjournments. If a meeting at which a quorum was present is adjourned, a meeting may be held within a reasonable time after the date set for the original meeting without the necessity of further notice for the purpose of taking action upon any matter that would have been acted upon at the original meeting but for its adjournment.

Section 7.6. Actions by Written Consent. Except as otherwise required by the 1940 Act or other applicable law, this Declaration of Trust, or the Bylaws, any action taken by Shareholders may be taken without a meeting if Shareholders entitled to cast at least a majority of all of the votes entitled to be cast on the matter (or such larger proportion thereof as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the Bylaws) consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

Section 7.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is required for stockholders of a Delaware business corporation under the Delaware General Corporation Law.

Section 7.8. Additional Provisions. The Bylaws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE 8

Limitation of Liability and Indemnification

Section 8.1. General Provisions.

Section 8.1.1. General Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Trustee, officer, employee or agent of the Trust. Without limiting the foregoing, a Trustee shall not be responsible for or liable in any event for any neglect or wrongdoing of any officer, agent, employee, investment adviser, subadviser, principal underwriter or custodian of the Trust, nor shall any Trustee be responsible or liable for the act or omission of any other Trustee. Every note, bond, contract, instrument, certificate, Share or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust or the Trustees, officers, employees or agents of the Trust or any Trustee, officer, employee or agent of the Trust in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, officer, employee or agent and neither such Trustees or Trustee, officer, employee or agent nor the Shareholders shall be personally liable thereon. Subject to Sections 8.2.1 and 8.5, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract or otherwise, to any other Person or Persons in connection with the assets or affairs of the Trust or of any Series, save only that arising from his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office or the discharge of his or her functions. The Trust (or if the matter relates only to a particular Series, that Series) shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust or such Series in tort, contract or otherwise in connection with the assets or the affairs of the Trust or such Series, and all Persons dealing with the Trust or any Series shall be deemed to have agreed that resort shall be had solely to the property of the Trust (or if the matter relates only to a particular Series, that of such Series), for the payment or performance thereof.

Section 8.1.2. Notice of Limited Liability. At the Trustees’ discretion, any note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer or officers may give notice that a Certificate of Trust in respect of the Trust is on file with the Secretary of State of the State of Delaware and may recite to the effect that such note, bond, contract, instrument, certificate or undertaking was executed or made by or on behalf of the Trust by them as Trustees or Trustee or by an officer or officers in such capacity and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or belonging or attributable to a Series or Class thereof, and may contain such further recitals as they or he may deem appropriate, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

Section 8.1.3. Liability Limited to Assets of the Trust. All persons extending credit to, contracting with or having any claim against the Trust shall look only to the assets of the Trust or belonging to a Series or Class thereof, as appropriate, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees nor any of the Trust’s officers, employees or agents, whether past, present or future, shall be personally liable therefor.

Section 8.2. Liability of Trustees. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon the Trust, the Shareholders, and any other person dealing with the Trust. The liability of the Trustees, however, shall be limited by this Section 8.2.

Section 8.2.1. Liability for Own Actions. A Trustee shall be liable to the Trust or the Shareholders only for his own willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law.

Section 8.2.2. Liability for Actions of Others. The Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, adviser, administrative distributor, principal underwriter, custodian, transfer agent, dividend disbursing agent, Shareholder servicing agent, or accounting agent of the Trust, nor shall any Trustee be responsible for any act or omission of any other Trustee.

Section 8.2.3. Advice of Experts and Reports of Others. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. In discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the

Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of any other party to any contract entered into hereunder.

Section 8.2.4. Bond. Except as provided in Section 8.5.4, the Trustees as such shall not be required to give any bond, nor any surety if a bond is required nor any other security for the performance of their duties.

Section 8.2.5. Declaration of Trust Governs Issues of Liability. The provisions of this Declaration of Trust, to the extent that they restrict the duties and liabilities of the Trustees otherwise existing at law or in equity, are agreed by the Shareholders and all other Persons bound by this Declaration of Trust to replace such other duties and liabilities of the Trustees.

Section 8.3. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

Section 8.4. Liability of Shareholders. Without limiting the provisions of this Section 8.4 or the Delaware Act, the Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware.

Section 8.4.1. Limitation of Liability. No personal liability for any debt or obligation of the Trust shall attach to any Shareholder or former Shareholder of the Trust, and neither the Trustees, nor any officer, employee or agent of the Trust shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise.

Section 8.4.2. Indemnification of Shareholders. In case any Shareholder or former Shareholder of the Trust shall be held to be personally liable solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, the Shareholder or former Shareholder (or, in the case of a natural person, his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Trust to be held harmless from and indemnified against all loss and expense arising from such liability; provided, however, there shall be no liability or obligation of the Trust arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder’s ownership of any Shares or for losses suffered by reason of any changes in value of any Trust assets. The Trust may, upon request by the Shareholder or former Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

Section 8.5. Indemnification.

Section 8.5.1. Indemnification of Covered Persons. Subject to the exceptions and limitations contained in Section 8.5.2, every person who is, or has been, a Trustee, officer, employee or agent of the Trust, including persons who serve at the request of the Trust as directors, trustees, officers, employees or agents of another organization in which the Trust has an interest as a shareholder, creditor or otherwise (hereinafter referred to as a “Covered Person”), shall be indemnified by the Trust to the fullest extent permitted by law against liability, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and against all expenses reasonably incurred or paid by him in connection with the defense or disposition of any claim, action, suit or proceeding, whether civil or criminal, before any administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by virtue of being or having been such a Trustee, director, officer, employee or agent and against amounts paid or incurred by him in settlement thereof.

Section 8.5.2. Exceptions. No indemnification shall be provided hereunder to a Covered Person:

(a) For any liability to the Trust or its Shareholders arising out of a final adjudication by the court or other body before which the proceeding was brought that the Covered Person engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

(b) With respect to any matter as to which the Covered Person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Trust;

(c) For any criminal proceeding finally adjudicated for which the Covered Person had reasonable cause to believe that his or her conduct was unlawful; or

(d) In the event of a settlement or other disposition not involving a final adjudication (as provided in paragraph (a), (b) or (c) of this Section 8.5.2) and resulting in a payment by a Covered Person, unless there has been either a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition, or a reasonable determination, based on a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, such determination being made by: (i) a vote of a majority of the Disinterested Trustees (as such term is defined in Section 8.5.5) acting on the matter (provided that a majority of Disinterested Trustees then in office act on the matter); or (ii) a written opinion of independent legal counsel.

Section 8.5.3. Rights of Indemnification. The rights of indemnification herein provided may be insured against by policies maintained by the Trust, and shall be severable, shall not affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person, and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel other than Covered Persons may be entitled by contract or otherwise under law.

Section 8.5.4. Expenses of Indemnification. Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding subject to a claim for indemnification under this Section 8.5 shall be advanced by the Trust prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient to repay such amount if it is ultimately determined that he or she is not entitled to indemnification under this Section 8.5, provided that either:

(a) Such undertaking is secured by a surety bond or some other appropriate security or the Trust shall be insured against losses arising out of any such advances; or

(b) A majority of the Disinterested Trustees acting on the matter (provided that a majority of the Disinterested Trustees then in office act on the matter) or independent legal counsel in a written opinion shall determine, based upon a review of the readily available facts (as opposed to the facts available upon a full trial), that there is reason to believe that the recipient ultimately will be found entitled to indemnification.

Section 8.5.5. Certain Defined Terms Relating to Indemnification. As used in this Section 8.5, the following words shall have the meanings set forth below:

(a) A “Disinterested Trustee” is one (i) who is not an Interested Person of the Trust (including anyone, as such Disinterested Trustee, who has been exempted from being an Interested Person by any rule, regulation or order of the Commission), and (ii) against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or has been pending;

(b) “Claim,” “action,” “suit” or “proceeding” shall apply to all claims, actions, suits, proceedings (civil, criminal, administrative or other, including appeals), actual or threatened; and

(c) “Liability” and “expenses” shall include without limitation, attorneys’ and accountants’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

ARTICLE 9

Termination or Reorganization

Section 9.1. Termination of Trust or Series. Unless terminated as provided herein, the Trust and each Series or Class designated and established pursuant to this Declaration of Trust shall continue without limitation of time.

Section 9.1.1. Termination. The Trust or any Series or Class (and the establishment and designation thereof) may be terminated either by a majority vote of the Trustees then in office upon a determination that the continuation of the Trust or Series is not in the best interests of the Trust, such Series or Class, or the affected Shareholders as a result of factors or events adversely affecting the ability of the Trust, Series or Class to conduct its business and operations in an economically viable manner; or by the affirmative vote of a majority of the holders of the Trust or the Series entitled to vote.

Section 9.1.2. Distribution of Assets. Upon termination of the Trust or any Series or Class, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, as may be determined by the Trustees, the Trust shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets of the Trust to distributable form in cash or other securities, or any combination thereof, and distribute the proceeds to the Shareholders of the Series or Classes involved, ratably according to the number of Shares of such or Class held by the Shareholders of such Series or Class on the date of distribution. Thereupon, the Trust or any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged from any and all further liabilities and duties relating thereto or arising therefrom, and the right, title, and interest of all parties with respect tot he Trust or such Series or Class shall be canceled and discharged.

Section 9.1.3. Certificate of Cancellation. Upon termination of the Trust, following completion of winding up of its business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee.

Section 9.2. Reorganization. The Trustees may sell, convey, merge and transfer the assets of the Trust, or the assets belonging to any one or more Series or Classes, to another trust, partnership, association or corporation organized under the laws of any state of the United States, or to the Trust to be held as assets belonging to another Series or Class of the Trust, in exchange for cash, shares or other securities (including, in the case of a transfer to another Series or Class of the Trust, Shares of such other Series or Classes) with such transfer either (i) being made subject to, or with the assumption by the transferee of, the liabilities belonging to each Series or Class the assets of which are so transferred, or (ii) not being made subject to, or not with the assumption of, such liabilities. Following such transfer, the Trustees shall distribute such cash, Shares or other securities (giving due effect to the assets and liabilities belonging to and any other differences among the various Series or Classes the assets belonging to which have so been transferred) among the Shareholders of the Series or Classes the assets belonging to which have been so transferred. If all of the assets of the Trust have been so transferred, the Trust shall be terminated.

Section 9.2.1. Conversion. The Trustees may create one or more business trusts to which all or any part of the assets, liabilities, profits, or losses of the Trust or any Series or Class thereof may be transferred and may provide for the conversion of Shares in the Trust or any Series or Class thereof into beneficial interests in any such newly created trust or trusts or any series or classes thereof.

Section 9.3. Merger or Consolidation.

Section 9.3.1. Authority to Merge or Consolidate. Pursuant to an agreement of merger or consolidation, the Trust, or any one or more Series or Classes, may merge or consolidate with or into one or more business trusts or other business entities formed or organized or existing under the laws of the State of Delaware or any other state or the United States or any foreign country or other foreign jurisdiction.

Section 9.3.2. No Shareholder Approval Required. Any merger or consolidation described in Section 9.3.1 or any reorganization described in Section 9.2, shall not require the vote of the Shareholders affected thereby, unless such vote is required by the 1940 Act or other applicable laws, or unless such merger or consolidation would result in an amendment of this Declaration of Trust which would otherwise require the approval of such Shareholders.

Section 9.3.3. Subsequent Amendments. In accordance with Section 3815(f) of the Delaware Act, and notwithstanding anything to the contrary contained in this Declaration of Trust, an agreement of merger or consolidation or exchange may effect any amendment to this Declaration of Trust or the Bylaws or effect the adoption of a new declaration of trust or Bylaws of the Trust if the Trust is the surviving or resulting trust.

Section 9.3.4. Certificate of Merger or Consolidation. Upon completion of the merger or consolidation, the Trustees shall cause a certificate of merger or consolidation to be filed in accordance with the Delaware Act, which certificate may be signed by any one Trustee.

ARTICLE 10

Miscellaneous Provisions

Section 10.1. Signatures. To the extent permitted by applicable law, any instrument signed pursuant to a validly executed power of attorney shall be deemed to have been signed by the Trustee or officer executing the power of attorney. To the extent permitted by law, any Trustee or officer may, in his or her discretion, accept a facsimile signature as evidence of a valid signature on any document.

Section 10.2. Certified Copies. The original or a copy of this Declaration of Trust and of each amendment hereto shall be kept in the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Declaration of Trust or of any such amendments.

Section 10.3. Certain Internal References. In this Declaration of Trust or in any such amendment, references to this Declaration of Trust, and all expressions like “herein,” “hereof” and “hereunder,” shall be deemed to refer to this Declaration of Trust as a whole and as amended or affected by any such amendment.

Section 10.4. Headings. Headings are placed herein for convenience of reference only, and in case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 10.5. Resolution of Ambiguities. The Trustees may construe any of the provisions of this Declaration insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any such construction hereof by the Trustees in good faith shall be conclusive as to the meaning to be given to such provisions. In construing this Declaration, the presumption shall be in favor of a grant of power to the Trustees.

Section 10.6. Amendments.

Section 10.6.1. Generally. Except as otherwise specifically provided herein or as required by the 1940 Act or other applicable law, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the Trustees then in office.

Section 10.6.2. Certificate of Amendment. In the event of any amendment to this Declaration of Trust which affects the Trust’s certificate of trust, the Trustees shall cause a certificate of amendment to be filed in accordance with the Delaware Act, which certificate may be signed by any one Trustee.

Section 10.6.3. Prohibited Retrospective Amendments. No amendment of this Declaration of Trust or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to Trustees and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

Section 10.7. Governing Law. This Declaration of Trust is executed and delivered with reference to Delaware Act and the laws of the State of Delaware by all of the Trustees whose signatures appear below, and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to Delaware Act and the laws of the State of Delaware (unless and to the extent otherwise provided for and/or preempted by the 1940 Act or other applicable federal securities laws); provided, however, that there shall not be applicable to the Trust, the Trustees, or this Declaration of Trust (a) the provisions of Section 3540 of Title 12 of the Delaware Code or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which are inconsistent with the rights, duties, powers, limitations or liabilities of the Trustees set forth or referenced in this Declaration of Trust. All references to sections of the Delaware Act or the 1940 Act, or any rules or regulations thereunder, refer to such sections, rules, or regulations in effect as of the date of this Declaration of Trust, or any successor sections, rules, or regulations thereto.

Section 10.8. Severability. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any such provision is in conflict with the 1940 Act, the Delaware Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

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IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Declaration of Trust as of this 13th day of December, 2010.

/s/ Michael L. Sapir
Michael L. Sapir

/s/ Russell S. Reynolds, III
Russell S. Reynolds, III

/s/ Louis M. Mayberg
Louis M. Mayberg